Exhibit (m)(3)

M&I DISTRIBUTORS, LLC
111 East Kilbourn Avenue, Suite 200
Milwaukee, Wisconsin  53202

SALES AND SERVICES AGREEMENT FOR THE SALE OF SHARES
OF THE MARSHALL FUNDS

Ladies and Gentlemen:

We have entered into a Distribution Agreement with the Marshall Funds, Inc. (the “Corporation”), a Wisconsin corporation registered as a management investment company under the Investment Company Act of 1940 (the “1940 Act”), in connection with its eighteen (18) series, and such other series as may be added to the Corporation in the future (collectively the “Funds”) pursuant to which we have been appointed distributor of shares of the Funds.  We have also been appointed as agent for Marshall & Ilsley Trust Company N.A., the shareholder services agent for the Corporation and the Funds (“M&I Trust”) pursuant to an agreement dated September 1, 1999, as subsequently amended (the “Services Agreement”), for the purpose of making payment of shareholder services fees to dealers and financial intermediaries who provide certain record maintenance, communications, administrative and other related services to shareholders of the Funds, all as contemplated in the Services Agreement.

This Sales and Services Agreement (the “Agreement”) has been adopted pursuant to Rule 12b-1 under the 1940 Act by the Corporation on behalf of the Funds under a Distribution and Service Plan (the “Plan”) adopted pursuant to said Rule and, in applicable part, relates to “Distribution (12b-1) Fees” payable in accordance with the Agreement and set forth in Schedule A attached hereto.  This Agreement also provides for the payment of “Shareholder Servicing Fees” as set forth in Schedule A attached hereto, which shareholder servicing fees are set forth and payable pursuant to the Services Agreement and are not payable pursuant to the Plan.  This Agreement, being made between M&I Distributors, LLC (the “Distributor”) and the undersigned authorized dealer or financial intermediary (“you”), relates to the services to be provided by you and for which you are entitled to receive payments pursuant to this Agreement.

1.           To the extent that you provide distribution assistance and account maintenance and personal services in accordance with the Plan and applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to those of your customers who may from time to time directly or beneficially own shares of the Funds, you shall be entitled to a Distribution (12b-1) Fee periodically pursuant to the Plan.  You agree that you will only offer and sell shares of the Funds at the public offering prices that are currently in effect, in accordance with the terms of the then current prospectuses of the Funds.

2.           To the extent that you render or cause to be rendered personal services to shareholders of the Funds and/or maintenance of accounts of shareholders of the Funds, you shall be entitled to a Shareholder Servicing Fee periodically in accordance with the terms of this Agreement.  For the purposes of this Agreement, such services include, but are not limited to, the following:

establishing new accounts; processing transactions, including purchases, redemptions and exchanges; processing change of addresses; adding/changing wiring instructions or bank account information for the systematic investment/withdrawal plans; reviewing activity in applicable accounts; providing training and supervision of personnel; maintaining and distributing current copies of prospectuses, statements of additional information and shareholder reports to current shareholders; responding to shareholder inquiries and correspondence; verifying shareholder signatures in conjunction with redemptions or changes in account classifications; surveying shareholders for information concerning satisfaction with mutual fund products and services; and maintaining files.

3.           The Distribution (12b-1) and/or Shareholder Servicing Fees paid with respect to the classes of shares of the Funds will be computed daily and paid monthly (within 45 days after the end of each month) at annual rates of up to the percentages specified on Schedule A of the average net asset value of the shares of the Funds purchased or acquired by your firm as nominee for your customers, or are owned by those customers of your firm whose records, as maintained by the Funds or their transfer agent, designate your firm as the customers’ dealer of record or holder of record (collectively, the “Fund Shares”).  For purposes of determining the fees payable under this Agreement, the average daily net asset value of the Fund Shares will be computed in the manner specified in the Funds’ Registration Statement (“Registration Statement”) (as the same is in effect from time to time) in connection with the computation of the net asset value of shares for purposes of purchases and redemptions.

4.           We reserve the right at any time to impose minimum fee payment requirements before any periodic payments will be made to you hereunder.  In the event payment due for a period is less than $10.00, such payment will not be made but will be included with the next scheduled payment when the aggregate due exceeds $10.00.

5.           You shall furnish the Funds and us with such information as shall reasonably be requested either by the Directors or officers of the Corporation or M&I Trust or by us with respect to the services provided and the fees paid to you pursuant to this Agreement, including but not limited to blue sky sales reports.  We shall furnish the Directors of the Corporation, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.  We shall also furnish to officers of M&I Trust, for their review on a quarterly basis, a written report of the amounts paid in respect of Shareholder Servicing Fees.

6.           Orders shall be placed either directly with the Funds’ transfer agent in accordance with such procedures as may be established by the transfer agent or us, or with the transfer agent through the facilities of the National Securities Clearing Corporation (“NSCC”), if available, in accordance with the rules of the NSCC.  In addition, all orders are subject to acceptance or rejection by the Distributor or the relevant Fund in the sole discretion of either.  Purchase orders shall be subject to receipt by the Corporation’s transfer agent of all required documents in proper form and to the minimum initial and subsequent purchase requirements set forth in the Registration Statement.

7.           Settlement of transactions shall be in accordance with such procedures as may be established by the transfer agent or us, if applicable, the rules of the NSCC.  If payment is not received, we and the Funds reserve the right forthwith to cancel the sale, or at the option of the Funds or us to sell the Shares at the then prevailing net asset value, in either case you agree to be responsible for any loss resulting to the Fund and/or to us from your failure to make payments as aforesaid.

8.           To the extent applicable, you shall be allowed the concessions from the public offering price, if any, as set forth in the Registration Statement.  Reduced sales charges may also be available pursuant to any special features of the Funds (such as cumulative discounts, letters of intent, etc., the terms of which shall be described in the Funds’ Registration Statement).  Unless at the time of transmitting an order you advise the Funds and their transfer agent to the contrary, the Funds may consider the order to be the total holding of an investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the then current prospectus of the relevant Fund.

9.           If any Fund Shares sold to you or your customers are redeemed by the Funds or repurchased for the account of the Funds or are tendered to the Funds for redemption or repurchase within seven business days after the date of confirmation to you of the original purchase order for said Fund Shares, you agree to pay forthwith to us the full amount of any dealer concession allowed or commission paid to you on the original sale, and we agree to pay the amount of any such dealer concession to the Fund when received by us.  Alternatively, we may, in our discretion, withhold payment of dealer concessions or commissions to you for such Fund Shares.

10.           For all purposes of this Agreement you will be deemed to be an independent contractor and neither you nor any of your employees or agents shall have any authority to act in any matter or in any respect as agent for the Funds or for the Distributor.  Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the Registration Statement.  By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all liabilities, losses, claims, demands, charges, costs and expenses (including reasonable attorneys fees) arising out of or resulting from (i) requests, directions, actions or inactions of or by you or your officers, employees or agents or, (ii) the purchase, redemption, transfer or registration of shares of the Funds (or orders relating to the same) by you or your clients, or (iii) your breach of any of the terms of this Agreement.  In the event we or the Funds determine to refund any amount paid by an investor for any reason, you shall return to the Funds or us any commission previously paid or discounts allowed with respect to the transaction for which the refund is made.  Notwithstanding anything herein to the contrary, the foregoing indemnity and hold harmless agreement shall indefinitely survive the termination of this Agreement.

11.           We may enter into other similar agreements with any other person without your consent.

12.           You represent that you are registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, and a member of FINRA and agree to maintain membership in FINRA or that you are not required to be so registered as a broker/dealer or be a member of FINRA.  To the extent applicable, you agree to abide by all the rules and regulations of the Securities and Exchange Commission (“SEC”) and FINRA which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, including without limitation, Rule 2830 of FINRA Conduct Rules, as it may be amended from time to time.  You shall comply with all applicable laws including state and federal laws and the rules and regulations of authorized regulatory agencies.  You will not sell or offer for sale shares of any Fund in any state or jurisdiction where (i) you are not qualified to act as a dealer or exempt from qualification as a dealer or (ii) the shares are not qualified for sale or exempt from qualification, including under the blue sky laws and regulations of such state.  You agree to notify us immediately if any license or registration to act as a broker-dealer that you currently hold or subsequently obtain is revoked or suspended by any federal, self-regulatory or state agency.  We do not assume any responsibility in connection with your registration under the laws of the various states or jurisdictions or under federal law or your qualification under any applicable law or regulation to offer or sell shares of the Funds.

13.           You hereby certify that you are in compliance and will continue to comply with all applicable anti-money laundering laws, regulations, rules and government guidance and have in place a comprehensive anti-money laundering compliance program that includes:  internal policies, procedures and controls for complying with the USA PATRIOT Act, a designated compliance officer, an ongoing training program for appropriate employees and an independent audit function.  You also certify that you are in compliance and will continue to comply with the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Asset Control (“OFAC”) and have an OFAC compliance program in place that satisfies all applicable laws and regulations.  You acknowledge that, because the Distributor will not have access to detailed information about your customers who purchase Fund Shares, you will assume responsibility for compliance with the foregoing laws and regulations in regard to such customers.  You hereby agree to notify the Distributor promptly whenever, (i) pursuant to the provisions of your programs, indications of suspicious activity or OFAC matches are detected in connection with the purchase, sale or exchange of Fund Shares; or (ii) you receive any reports from any regulator(s) pertaining to your compliance with the foregoing laws or regulations in connection with your customers.

14.           You agree to maintain all records required by law relating to transactions involving the Shares, and upon the request of us, the Corporation or M&I Trust, promptly make such of these records available to us, the Corporation’s or M&I Trust’s agents as are requested.  In addition you hereby agree to establish appropriate procedures and reporting forms and/or mechanisms and schedules in conjunction with us and the Corporation’s administrator, to enable the Corporation to identify the location, type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers.

15.           You hereby certify that you are in compliance with and will continue to comply with the applicable provisions of Regulation S-P, which permits financial institutions, such as the Funds, to disclose “nonpublic personal information” (“NPI”) of its “customers” and “consumers” to affiliated and non-affiliated persons of the Funds for the limited purposes of processing and servicing transactions, for specified law enforcement and miscellaneous purposes or as a service provider or in connection with joint marketing arrangements.  You hereby acknowledge that we, the Corporation, the Funds and M&I Trust may receive and disclose NPI to you as agent for the Funds but solely in fulfilling your contracted obligations under this Agreement in the ordinary course of business to support to Funds and their shareholders.  You hereby agree to be bound to use and disclose NPI only for the limited purposes set forth in the first sentence of this Section 15.  You represent and warrant that you have implemented safeguards by adopting policies and procedures reasonably designed to insure the security and confidentiality of NPI, to protect against any anticipated hazards or threats to the security or integrity of NPI and to protect against unauthorized access to or use of NPI that could result in substantial harm or inconvenience to any shareholder of the Funds.  The provisions of this Section 15 shall survive the termination of this Agreement.

16.           Either party to this Agreement may terminate this Agreement by giving ten (10) days’ written notice to the other.  This Agreement will terminate automatically if: (i) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, is brought under any federal or state law by or against you; (ii) your registration with the SEC as a broker-dealer is suspended or revoked and you are not otherwise exempt from registration; (iii) your FINRA membership is suspended or revoked and you are not otherwise exempt from such membership; (iv) you and your representatives are not licensed or qualified in a state or other jurisdiction in which you sell Fund Shares and there is not an applicable exemption, (v) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against you, or (vi) the Distribution Agreement between us and a Fund, the Services Agreement or the Plan is terminated.  This Agreement also will terminate automatically in the event of its assignment as that term is defined in the 1940 Act.  We may, in our sole discretion, modify or amend this Agreement upon written notice to you of such modification or amendment, which shall be effective on the date stated in such notice.

17.           The provisions of the Plan, the Services Agreement and the Distribution Agreement, insofar as they relate to our obligations and the payment of fees hereunder, are incorporated herein by reference. This Agreement shall become effective upon acceptance and execution by us. Unless sooner terminated as provided herein, this Agreement shall continue in full force and effect as long as the continuance of the Plan is approved at least annually by a vote of the Directors of the Corporation, including a majority of the Corporation’s independent directors (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address shown on the first page of this Agreement.  Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

18.           This Agreement shall be construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.

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M&I DISTRIBUTORS, LLC
___________________________________________ Name of Dealer or Financial Intermediary (Please Print or Type)*	111 East Kilbourn Avenue, Suite 200 Milwaukee, Wisconsin 53202
__________________________________________
Address of Dealer or Financial Intermediary
By: _______________________________________ Authorized Officer	By: __________________________________________ Authorized Officer
_______________________________________ Print Name	__________________________________________ Print Name
Date: _______________________________________	Date: __________________________________________
Phone: ______________________________________
Email: _______________________________________

*NOTE:	Please sign and return two copies of this Agreement to M&I Distributors, LLC, Attention: Legal Department/Chris Soehner. Upon acceptance, one countersigned copy will be returned to you for your files.

Schedule A to Sales and Services Agreement

As of 01/01/2010

The following lists the Funds and Shares subject to the Sales and Services Agreement and the compensation payable before waivers to dealers or financial intermediaries pursuant to the Sales and Services Agreement.  Distributor shall not pay out shareholder services fees to a dealer or financial intermediary until the accrued, unpaid amount of shareholder services fees exceeds ten dollars ($10).  Each Fund’s prospectus contains information regarding current waivers and shall control in case of any conflict with this Schedule.

Class A Shares

Equity funds
Fund Name	Maximum Sales Charge (Load) Imposed	Distribution (12b-1) Fee	Shareholder Servicing Fee	Purchase Amount	Dealer Concession as a % of Public
	applicable Yes ☐ No ¨	applicable Yes ☐ No ¨	applicable Yes ☐ No ¨		Offering Price1
Large Cap-Value Fund	5.75%	None	0.25%	Up to $24,999	5.00%
Large-Cap Growth Fund	5.75%	None	0.25%	$25,000 - $49,999	4.25%
Mid-Cap Value Fund	5.75%	None	0.25%	$50,000 - $99,999	3.75%
Mid-Cap Growth Fund	5.75%	None	0.25%	$100,000 - $249,999	2.75%
Small-Cap Growth Fund	5.75%	None	0.25%	$250,000 - $499,999	2.00%
International Stock Fund	5.75%	None	0.25%	$500,000 - $749,999	1.60%
Emerging Markets Equity Fund	5.75%	None	0.25%	$750,000 - $999,999	1.20%
				$1 million or greater	1.00%

1 The amount reallowed to a dealer or financial intermediary may be changed from time to time.

Income Funds (except for Short-Term Income Fund)
Fund Name	Maximum Sales Charge (Load) Imposed	Distribution (12b-1) Fee	Shareholder Servicing Fee	Purchase Amount	Dealer Concession as a % of Public
	applicable Yes ☐ No ¨	applicable Yes ☐ No ¨	applicable Yes ☐ No ¨		Offering Price2
Short-Intermediate Bond Fund	3.75%	None	0.25%	Up to $99,999	3.00%
Government Income Fund	3.75%	None	0.25%	$100,000 - $249,999	2.75%
Corporate Income Fund	3.75%	None	0.25%	$250,000 - $499,999	2.00%
Aggregate Bond Fund	3.75%	None	0.25%	$500,000 - $749,999	1.60%
Prime Money Market Fund	None	0.30%	0.25%	$750,000 - $999,999	1.20%
				$1 million or greater	1.00%

Short-Term Income Fund
Fund Name	Maximum Sales Charge (Load) Imposed	Distribution (12b-1) Fee	Shareholder Servicing Fee	Purchase Amount	Dealer Concession as a % of Public
	applicable Yes ☐ No ¨	applicable Yes ☐ No ¨	applicable Yes ☐ No ¨		Offering Price1
Short-Term Income Fund	2.00%	None	0.25%	Up to $749,999	1.60%
				$750,000 - $999,999	1.20%
				$1 million or greater	1.00%

2 The amount reallowed to a dealer or financial intermediary may be changed from time to time.

Class I Shares

Fund Name	Maximum Sales Charge (Load) Imposed	Distribution (12b-1) Fee	Shareholder Servicing Fee
Large-Cap Value Fund	None	None	None
Large-Cap Growth Fund	None	None	None
Mid-Cap Value Fund	None	None	None
Mid-Cap Growth Fund	None	None	None
Small-Cap Growth Fund	None	None	None
International Stock Fund	None	None	None
Emerging Markets Equity Fund	None	None	None
Ultra Short Tax-Free Fund	None	None	None
Short-Term Income Fund	None	None	None
Short-Intermediate Bond Fund	None	None	None
Government Income Fund	None	None	None
Corporate Income Fund	None	None	None
Aggregate Bond Fund	None	None	None
Core Plus Bond Fund	None	None	None
Government Money Market Fund	None	None	None
Tax-Free Money Market Fund	None	None	None
Prime Money Market Fund	None	None	None

Class Y Shares

Fund Name	Maximum Sales Charge (Load) Imposed	Shareholder Servicing Fee
		applicable Yes ☐ No ¨
Large-Cap Value Fund	None	0.25%
Large-Cap Growth Fund	None	0.25%
Mid-Cap Value Fund	None	0.25%
Mid-Cap Growth Fund	None	0.25%
Small-Cap Growth Fund	None	0.25%
International Stock Fund	None	0.25%
Emerging Markets Equity Fund	None	0.25%
Ultra Short Tax-Free Fund	None	0.25%
Short-Term Income Fund	None	0.25%
Short-Intermediate Bond Fund	None	0.25%
Intermediate Tax-Free Fund	None	0.25%
Government Income Fund	None	0.25%
Corporate Income Fund	None	0.25%
Aggregate Bond Fund	None	0.25%
Core Plus Bond Fund	None	0.25%
Government Money Market Fund	None	0.25%
Tax-Free Money Market Fund	None	0.25%
Prime Money Market Fund	None	0.25%